Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on July 19, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time on July 19, 2015. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card sent by mail must be received no later than 11:59 P.M., Eastern Time on July 19, 2015.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        ☒

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of May 10, 2015 (the “merger agreement”), by and among Noble Energy, Inc., Bluebonnet Merger Sub Inc. and Rosetta Resources Inc. (“Rosetta”).	☐	☐	☐
2.

To approve the adjournment of the Rosetta special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Rosetta special meeting.

		☐	☐	☐
3.	To approve, on an advisory (non-binding) basis, payments that will or may be paid by Rosetta to its named executives in connection with the merger.	☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Rosetta special meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Prospectus, Notice & Proxy Statement is/are available at www.proxyvote.com.

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ROSETTA RESOURCES INC. This proxy is solicited by the Board of Directors Special Meeting of Stockholders 7/20/2015 9:00 A.M. CST

The undersigned stockholder(s) hereby appoint(s) James E. Craddock and John E. Hagale, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ROSETTA RESOURCES INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00:00 A.M. CST on 7/20/2015, at the DoubleTree by Hilton Houston Downtown, La Salle A Room, 400 Dallas Street, Houston, Texas 77002, and any adjournment or postponement thereof, and to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR proposal 1, FOR proposal 2, FOR proposal 3 and in the discretion of the proxies with respect to such other business as may properly come before the meeting. Please refer to the reverse side for voting instructions.

The instructions submitted by proxy card, telephone or Internet must be provided no later than 11:59 P.M., Eastern Time, on July 19, 2015

IMPORTANT-THE PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE IF SUBMITTED BY MAIL